Exhibit 99.1
Harmonic Announces Third Quarter Results
Strong Growth in Sales and Earnings; Increased Revenue from Satellite Customers Worldwide;
New Products Driving New Video Delivery Solutions
SUNNYVALE, Calif.— October 23, 2007—Harmonic Inc. (NASDAQ: HLIT), a leading provider of broadcast and on-demand video delivery solutions, today announced its preliminary results for the quarter and nine months ended September 28, 2007.
For the third quarter of 2007, the Company reported net sales of $82.3 million, up 31% from $62.9 million in the third quarter of 2006. For the first nine months of 2007, net sales were $223.8 million, up 30% from $172.3 million in the same period of 2006. Results for the third quarter of 2007 included significant revenue from a growing number of satellite customers deploying an increasingly broad range of new products and solutions. The Company also saw sequential revenue growth in both domestic and international markets, with international sales representing 46% of revenue in the third quarter.
Gross margins also increased sequentially from the second quarter of 2007 as a result of a larger proportion of revenue from higher margin video processing solutions and software and services, partially offset by a charge of approximately $1.8 million to write down excess inventory of older products which are being replaced by the Company’s new products.
GAAP net income for the third quarter of 2007 was $9.4 million, or $0.12 per diluted share, up from $4.0 million, or $0.05 per diluted share, for the same period of 2006. GAAP net income for the third quarter of 2007 included a net benefit from a reduction in excess facilities reserves of approximately $1.4 million, resulting primarily from an extension of a sub-lease. Excluding the lease benefit and non-cash accounting charges for stock-based compensation expense, the amortization of intangibles, and a one-time charge for acquired in-process technology from the recent acquisition of Rhozet Corporation, the non-GAAP net income for the third quarter of 2007 was $11.9 million, or $0.15 per diluted share, up from $7.5 million, or $0.10 per diluted share, for the same period of 2006. See “GAAP to non-GAAP Income/(Loss) Reconciliation” below for further information on the Company’s non-GAAP measures.
As of September 28, 2007, the Company had cash, cash equivalents and short-term investments of $99.0 million, up from $82.2 million as of June 29, 2007. During the third quarter of 2007, the Company reduced its inventories by $6.2 million compared to the previous quarter.
“We are very pleased with our strong sales and earnings growth, as well as our improved gross margins and operating efficiencies, for the third quarter and for the year-to-date,” said Patrick Harshman, President and Chief Executive Officer. “We believe that we have increased our market share among domestic and international satellite operators, which has been driven by our powerful MPEG-4 AVC high definition and standard-definition video encoders, as well as our new video processing, video-on-demand and network management solutions.”
“Our cable customers continue to deploy our industry-leading encoding, video-on-demand edge and optical access products, and we see growing interest in our innovative new solutions for switched digital video, time-shifted television, video-on-demand content preparation and streaming, video-rich navigation, and higher-speed Internet data delivery. In the emerging IPTV market, our IP-based video solutions have been winning new business with telco companies worldwide and, increasingly, drive network expansions for existing global telco customers.”
“We remain very encouraged by our strengthening position in key service provider markets. We expect to continue to extend the breadth and depth of our products, and we believe that our global customer base will continue to further leverage the power of our new solutions to expand their video service offerings in exciting new directions.”
Business Outlook
The Company anticipates that the combined net sales for the fourth quarter of 2007 and the first quarter of 2008 will be in a range of $155 to $165 million and gross margins will be 41% to 43% on a GAAP basis. Non-GAAP gross margins for the same period, excluding stock-based compensation expense and the amortization of intangibles, are anticipated to be in a range of 45% to 47%.
Conference Call Information
Harmonic will host a conference call today to discuss its financial results at 2:00 p.m. Pacific (5:00 p.m. Eastern). A listen-only broadcast of the conference call can be accessed on the Company’s website at www.harmonicinc.com or by calling +1.706.634.9047 (conference ID number 19970165). The replay will be available after 6:00 p.m. (Pacific) at the same website address or by calling +1.706.645.9291 (conference ID number 19970165).
About Harmonic Inc.
Harmonic Inc. is a leading provider of versatile and high performance video solutions that enable service providers to efficiently deliver the next generation of broadcast and on-demand services including high definition, video-on-demand, network personal video recording and time-shifted TV. Cable, satellite, broadcast and telecom service providers can utilize Harmonic’s digital video, broadband optical access and software solutions to offer consumers a compelling and personalized viewing experience.
Harmonic (NASDAQ: HLIT) is headquartered in Sunnyvale, California with R&D, sales and system integration centers worldwide. The Company’s customers, including many of the world’s largest communications providers, deliver services in virtually every country. Visit www.harmonicinc.com for more information.
Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to our expectation that we will experience growing cable demand for our new solutions for switched digital video, time-shifted television, video-on-demand content preparation and streaming, video-rich navigation, and higher-speed Internet data delivery; our expectation that we will continue to extend the breadth and depth of our products; our expectation that our combined net sales for the fourth quarter of 2007 and the first quarter of 2008 will be in the range of $155 to $165 million, our gross margins will be 41% to 43% on a GAAP basis, and our non-GAAP gross margins for the same period, excluding stock-based compensation expense and the amortization of intangibles, will be in a range of 45% to 47%. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility that our products will not generate sales that are commensurate with our expectations; the mix of products sold and the effect it has on gross margins; delays or decreases in capital spending in the cable, satellite and telco industries; customer concentration and consolidation; general economic conditions; market acceptance of new or existing Harmonic products; losses of one or more key customers; risks associated with Harmonic’s international operations; inventory management; the effect of competition; difficulties associated with rapid technological changes in Harmonic’s markets; the need to introduce new and enhanced products; and risks associated with a cyclical and unpredictable sales cycle. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Harmonic’s filings with the Securities and Exchange Commission, including our Annual Report filed on Form 10-K for the year ended December 31, 2006, our Quarterly Report on Form 10-Q for the quarterly period ended June 29, 2007, and our current reports on Form 8-K. Harmonic does not undertake to update any forward-looking statements.
EDITOR’S NOTE — Product and company names used herein are trademarks or registered trademarks of their respective owners.

Harmonic Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 28, 2007	December 31, 2006
Assets
Current assets:
Cash and cash equivalents	$40,993	$33,454
Short-term investments	58,038	58,917
Accounts receivable, net	69,339	64,674
Inventories	36,341	42,116
Prepaid expenses and other current assets	11,911	12,807

Total current assets	216,622	211,968
Property and equipment, net	14,084	14,816
Intangibles and other assets	69,647	55,178

	$300,353	$281,962

Liabilities and stockholders’ equity
Current liabilities:
Current portion of long-term debt	$—	$460
Accounts payable	15,583	33,863
Income taxes payable	726	7,098
Deferred revenue	30,794	29,052
Accrued liabilities	43,904	44,097

Total current liabilities	91,007	114,570
Accrued excess facilities costs	11,126	16,434
Other non-current liabilities	17,211	5,824

Total liabilities	119,344	136,828

Stockholders’ equity:
Common stock	2,100,140	2,078,941
Accumulated deficit	(1,919,025)	(1,933,708)
Accumulated other comprehensive loss	(106)	(99)

Total stockholders’ equity	181,009	145,134

	$300,353	$281,962

Harmonic Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2007	September 29, 2006	September 28, 2007	September 29, 2006
Net sales	$82,295	$62,856	$223,814	$172,346
Cost of sales	46,652	33,059	130,454	101,064

Gross profit	35,643	29,797	93,360	71,282

Operating expenses:
Research and development	11,018	10,021	31,615	29,554
Selling, general and administrative	14,911	16,931	46,357	48,623
Write-off of acquired in-process technology	700	—	700	—
Amortization of intangibles	143	45	365	179

Total operating expenses	26,772	26,997	79,037	78,356

Income (loss) from operations	8,871	2,800	14,323	(7,074)
Interest and other income, net	1,296	1,319	3,266	3,522

Income (loss) before income taxes	10,167	4,119	17,589	(3,552)
Provision for income taxes	750	103	807	482

Net income (loss)	$9,417	$4,016	$16,782	$(4,034)

Net income (loss) per share
Basic	$0.12	$0.05	$0.21	$(0.05)

Diluted	$0.12	$0.05	$0.21	$(0.05)

Shares used to compute net income (loss) per share:
Basic	80,371	74,588	79,570	74,286

Diluted	81,642	75,050	80,743	74,286

Harmonic Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	September 28,	September 29,
	2007	2006
Cash flows from operating activities:
Net income (loss)	$16,782	$(4,034)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Amortization of intangibles	3,661	672
Write-off of acquired in-process technology	700	—
Depreciation	5,089	5,719
Stock-based compensation	4,475	4,376
Gain (loss) on disposal and impairment of fixed assets	(31)	55
Changes in assets and liabilities:
Accounts receivable	(4,234)	(9,314)
Inventories	5,777	2,877
Prepaid expenses and other assets	799	(8,133)
Accounts payable	(18,217)	3,486
Deferred revenue	3,714	2,474
Income taxes payable	(271)	366
Accrued excess facilities costs	(5,661)	683
Accrued and other liabilities	(3,242)	764

Net cash provided by (used in) operating activities	9,341	(9)

Cash flows from investing activities:
Purchases of investments	(70,584)	(58,061)
Proceeds from sale of investments	71,578	71,030
Purchase of Entone, Inc. convertible note	(2,500)	—
Acquisition of property and equipment, net	(4,193)	(3,677)
Acquisition of Rhozet Corporation, net of cash received	(1,370)	—
Acquisition costs related to the merger of Entone Technologies, Inc.	(2,466)	—

Net cash provided by (used in) investing activities	(9,535)	9,292

Cash flows from financing activities:
Repayments under bank line and term loan	(460)	(615)
Repayments of capital lease obligations	(65)	(61)
Proceeds from issuance of common stock, net	8,292	4,017

Net cash provided by financing activities	7,767	3,341

Effect of exchange rate changes on cash and cash equivalents	(34)	(38)

Net increase in cash and cash equivalents	7,539	12,586
Cash and cash equivalents at beginning of period	33,454	37,818

Cash and cash equivalents at end of period	$40,993	$50,404

Harmonic Inc.
Revenue Information
(In thousands)
(Unaudited)

	Three Months Ended				Nine Months Ended
	September 28,		September 29,		September 28,		September 29,
	2007		2006		2007		2006
Product
Video Processing	$38,623	47%	$26,116	42%	$92,790	41%	$66,363	38%
Edge & Access	29,156	35%	25,143	40%	95,891	43%	77,029	45%
Software, Services and Other	14,516	18%	11,597	18%	35,133	16%	28,954	17%

Total	$82,295	100%	$62,856	100%	$223,814	100%	$172,346	100%

Geography
United States	$44,638	54%	$29,265	47%	$125,665	56%	$81,968	48%
International	37,657	46%	33,591	53%	98,149	44%	90,378	52%

Total	$82,295	100%	$62,856	100%	$223,814	100%	$172,346	100%

Market
Cable	$41,608	51%	$39,060	62%	$139,310	62%	$102,500	60%
Satellite	26,462	32%	5,421	9%	43,706	20%	17,784	10%
Telco & Other	14,225	17%	18,375	29%	40,798	18%	52,062	30%

Total	$82,295	100%	$62,856	100%	$223,814	100%	$172,346	100%

Use of Non-GAAP Financial Measures
In establishing operating budgets, managing its business performance, and setting internal measurement targets, the Company excludes a number of items required by GAAP. Management believes that these accounting charges and credits, most of which are non-cash or non-recurring in nature, are not useful in managing its operations and business. Historically, the Company has also publicly presented these supplemental non-GAAP measures in order to assist the investment community to see the Company “through the eyes of management,” and thereby enhance understanding of its operating performance. The non-GAAP measures presented here are gross margins, operating expense, net income (loss) and net income (loss) per share. The presentation of non-GAAP information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP and is not necessarily comparable to non-GAAP results published by other companies. A reconciliation of non-GAAP net income/(loss) to GAAP net income/(loss) is included with the financial statements contained in this press release. The non-GAAP adjustments described below have historically been excluded from our non-GAAP measures. These adjustments, and the basis for excluding them, are:
•	Restructuring Activities
–	Severance Costs

The Company has incurred severance costs in cost of sales and in operating expenses in connection with the closing of its manufacturing and research and development facilities in the UK. In addition, severance costs were incurred due to a reorganization of its senior management following the appointment of a new Chief Executive Officer. The Company excludes one-time costs of this nature in evaluating its ongoing operational performance. We believe that these costs do not reflect expected future expenses nor do they provide a meaningful comparison of current versus prior operating results.
–	Excess Facilities

The Company has incurred excess facilities charges and credits in operating expenses due to adjustments related to vacating and subleasing portions of its Sunnyvale campus and to the closing of its manufacturing and research and development facilities in the UK. The Company excludes one-time costs of this nature in evaluating its ongoing operational performance. We believe that these charges and credits do not reflect expected future expenses nor do they provide a meaningful comparison of current versus prior operating results.
–	Product Discontinuance

In connection with the restructuring of its operations in the UK, the Company recorded charges for excess inventory in connection with discontinued products. The Company excludes one-time costs of this nature in evaluating its ongoing operational performance. We believe that these costs do not reflect expected future expenses nor do they provide a meaningful comparison of current versus prior operating results.
•	Non-Cash Items
–	Stock-Based Compensation Expense

Harmonic has incurred stock-based compensation expense in cost of sales and operating expenses as required under FAS 123R. The Company excludes stock-based compensation expense because it believes that this measure is not relevant in evaluating its core operating performance, either for internal measurement purposes or for period-to-period comparisons and benchmarking against other public companies.
–	Amortization of Intangibles and Charge for Acquired In-Process Technology

The Company has incurred amortization of intangibles and has taken a charge for acquired in-process technology related to acquisitions the Company has made. Management excludes these items when it evaluates its core operating performance. We believe that eliminating these expenses is useful to investors when comparing historical and prospective results and comparing such results to other public companies because these expenses will vary if and when the Company makes additional acquisitions.

Harmonic Inc.
GAAP to Non-GAAP Income (Loss) Reconciliation
(Unaudited)

	Three Months Ended September 28, 2007			Three Months Ended September 29, 2006
		Operating			Operating
(In thousands)	Gross Margin	Expense	Net Income	Gross Margin	Expense	Net Income
GAAP	$35,643	$26,772	$9,417	$29,797	$26,997	$4,016

Cost sales related to stock based compensation expense	255		255	184		184
Research and development expense related to stock based compensation expense		(563)	563		(331)	331
Selling, general and administrative expense related to excess facilities expense		1,384	(1,384)		(2,058)	2,058
Selling, general and administrative expense related to stock based compensation expense		(870)	870		(729)	729
Amortization and write-off of intangibles from acquisitions	1,337	(843)	2,180	169	(45)	214

Non-GAAP	$37,235	$25,880	$11,901	$30,150	$23,834	$7,532

Non-GAAP income per share
Basic			$0.15			$0.10

Diluted			$0.15			$0.10

GAAP per share
Basic			$0.12			$0.05

Diluted			$0.12			$0.05

Shares used in per-share calculation — basic			80,371			74,588

Shares used in per-share calculation — diluted			81,642			75,050

	Nine Months Ended September 28, 2007			Nine Months Ended September 29, 2006
		Operating			Operating
	Gross Margin	Expense	Net Income	Gross Margin	Expense	Net Income (Loss)
GAAP	$93,360	$79,037	$16,782	$71,282	$78,356	$(4,034)

Cost of sales related to severance costs	188		188	300		300
Cost of sales related to stock based compensation expense	719		719	727		727
Cost of sales related to product discontinuance	772		772	—		—
Research and development expense related to severance costs		(334)	334		(12)	12
Research and development expense related to stock based compensation expense		(1,439)	1,439		(1,304)	1,304
Selling, general and administrative expense related to severance costs		(131)	131		(650)	650
Selling, general and administrative expense related to excess facilities expense		813	(813)		(2,058)	2,058
Selling, general and administrative expense related to stock based compensation expense		(2,317)	2,317		(2,342)	2,342
Amortization and write-off of intangibles from acquisitions	3,266	(1,065)	4,331	$493	$(179)	$672

Non-GAAP	$98,305	$74,564	$26,200	$72,802	$71,811	$4,031

Non-GAAP income per share
Basic			$0.33			$0.05

Diluted			$0.32			$0.05

GAAP (loss) per share
Basic			$0.21			$(0.05)

Diluted			$0.21			$(0.05)

Shares used in per-share calculation — basic			79,570			74,286

Shares used in per-share calculation — diluted			80,743			74,726